EXHIBIT 4.6

AQUANTIVE, INC.

Certificate No. 1

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSONS IS WRONGFUL INASMUCH, AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

2.25% CONVERTIBLE SENIOR SUBORDINATED NOTE DUE 2024

CUSIP NO. 03839G AB 1

AQUANTIVE, INC., a Washington corporation (herein called the “ISSUER”), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of Eighty Million Dollars ($ 80,000,000) on August 15, 2024, and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest is paid or duly provided for. The right to payment of the principal and all other amounts due with respect hereto is subordinated to the rights of Senior Debt as set forth in the Indenture referred to on the reverse side hereof.

Interest Payment Dates: February 15 and August 15, with the first payment to be made on February 15, 2005.

Record Dates: February 1 and August 1.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

IN WITNESS WHEREOF, AQUANTIVE, INC. has caused this instrument to be duly signed.

AQUANTIVE, INC.

By:

Name:

Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

BNY WESTERN TRUST COMPANY, as Trustee

By:
Authorized Signature

Dated:

[REVERSE OF NOTE]

AQUANTIVE, INC.

2.25% CONVERTIBLE SENIOR SUBORDINATED NOTE DUE 2024

1. INTEREST. AQUANTIVE, INC., a Washington corporation (the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semi-annually on February 15 and August 15 of each year, with the first payment to be made on February 15, 2005. Interest on the Notes will accrue on the principal amount from the most recent date to which interest has been paid or provided for or, if no interest has been paid, from August 24, 2004. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. MATURITY. The Notes will mature on August 15, 2024.

3. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the record date set forth on the face of this Note next preceding the applicable interest payment date. Holders must surrender Notes to a Paying Agent to collect the principal, Optional Redemption Price, Holder Repurchase Price or Purchase Price of the Notes. The Company will pay all amounts due with respect to the Notes in money of the United States that at the time of payment is legal tender for payment of public and private debts. If this Note is in global form, the Company will pay interest on the Notes by wire transfer of immediately available funds to the account specified by the Holder. With respect to Notes held other than in global form, the Company will make payments by: (i) U.S. Dollar check drawn on a bank in The City of New York mailed to the address of the Holder, or (ii) upon application to the Registrar not later than the relevant Record Date by a Holder, of an aggregate principal amount in excess of $5,000,000, wire transfer in immediately available funds.

4. PAYING AGENT, REGISTRAR, CONVERSION AGENT. Initially, BNY Western Trust Company (the “Trustee”) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice. The Company or any Affiliate of the Company may act as Paying Agent.

5. INDENTURE. The Company issued the Notes under an Indenture, dated as of August 24, 2004, between the Company and the Trustee (the “Indenture”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the “TIA”) as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of such terms. The Notes are general unsecured senior subordinated obligations of the Company limited to $80,000,000, except as otherwise provided in the Indenture (except for Notes issued in substitution for destroyed, mutilated, lost or stolen Notes). Terms used herein which are defined in the Indenture have the meanings assigned to them in the Indenture.

6. OPTIONAL REDEMPTION. The Notes shall be redeemable, in whole or from time to time in part, at the option of the Company on any date on or after August 15, 2009. The Optional Redemption Price equals 100% of the principal amount of the Notes to be redeemed plus any accrued and unpaid interest on the principal amount to be redeemed to but excluding the Optional Redemption Date. Notice of any such redemption by the Company will be mailed at least 30 days but not more than 60 days before any Optional Redemption Date to each Holder of Notes to be redeemed at its registered address. If notice of such a redemption is provided and funds are deposited as required, interest will cease to accrue on and after the Optional Redemption Date on the Notes or portions of Notes called for such a redemption. If any Optional Redemption Date is not a Business Day, the Company will pay the Optional Redemption Price on the next Business Day without any Liquidated Damages or other payment due. If less than all the Notes are to be redeemed at the option of the Company, the Trustee shall select, in such manner as it shall deem fair and appropriate, the Notes to be redeemed in whole or in part. The Trustee may select for redemption Notes and portions of the Notes of this series in amounts of integral multiples of $1,000. Notes in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.

7. REPURCHASE AT OPTION OF HOLDER. If a Change of Control shall occur at any time prior to Maturity, each Holder shall have the right, at such Holder’s option and subject to the terms and conditions of the Indenture, to require the Company to purchase any or all of such Holder’s Notes or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000 on the day that is not more than 45 days after the date of the Change of Control Notice (subject to extension to comply with applicable law) for a Holder Repurchase Price equal to 100% of the principal amount of Notes purchased plus accrued and unpaid interest to the Holder Repurchase Date, plus Liquidated Damages, in any, and plus the Make Whole Premium, if applicable, upon delivery of a Change of Control Notice containing the information set forth in the Indenture.

Each Holder shall have the right, at such Holder’s option and subject to the terms and conditions of the Indenture, to require the Company to purchase any or all of such Holder’s Notes or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000 as of August 15, 2009, August 15, 2014, or August 15, 2019 for a Purchase Price equal to 100% of the principal amount of Notes purchased plus accrued and unpaid interest to the Purchase Date, plus Liquidated Damages, if any, upon delivery of a Purchase Notice containing the information set forth in the Indenture. The Purchase Price may be paid in cash or, at the Company’s election, in shares of Common Stock or any combination of cash and Common Stock, subject to the conditions set forth in the Indenture.

8. CONVERSION. A Holder may convert his or her Note into Common Stock of the Company at any time prior to the close of business on August 15, 2024, or, (x) if the Note is called for redemption by the Company, the Holder may convert it at any time before the close of business on the business day immediately preceding the date fixed for such Optional Redemption Date, or (y) if the Note is to be repurchased by the Company, the Holder may convert it at any time before the close of business on the business day immediately preceding such Holder Repurchase Date or Purchase Date, as the case may be. The initial conversion rate is 77.04 Common Stock per $1,000 principal amount of Notes, or an effective initial conversion price of approximately $12.98 per share, subject to adjustment in the event of certain circumstances as specified in the Indenture. The Company will deliver a check in lieu of any fractional share. On conversion no payment or adjustment for any unpaid and accrued interest on, or liquidated damages with respect to, the Notes will be made. If a Holder surrenders a Note for conversion between the record date for the payment of interest and the next interest payment date, such Note, when surrendered for conversion, must be accompanied by payment of an amount equal to the interest thereon which the registered Holder on such record date is to receive, unless the Notes have been called for redemption as described in the Indenture.

To convert a Note, a Holder must (1) complete and sign the Conversion Notice, with appropriate signature guarantee, on the back of the Note, (2) surrender the Note to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, (4) pay the amount of interest, if any, the Holder may be paid as provided in the last sentence of the above paragraph and (5) pay any transfer or similar tax if required. A Holder may convert a portion of a Note if the portion is $1,000 principal amount or a positive integral multiple of $1,000 principal amount.

Any shares issued upon conversion of a Note shall bear the Restrictive Securities Legend until after the second anniversary of the later of the issue date for the Notes and the last date on which the Company or any of its Affiliates was the owner of such shares or the Note (or any predecessor notes) from which such shares were converted (or such shorter period of time).

9. SUBORDINATION. The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Debt. Each Holder by accepting a Note agrees to such subordination and authorizes the Trustee to give it effect.

10. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Registrar need not exchange or register the transfer of any Note selected for redemption in whole or in part, except the unredeemed portion of Notes to be redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption of the Notes selected to be redeemed and in certain other circumstances provided in the Indenture.

11. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as the owner of such Note for all purposes.

12. MERGER OR CONSOLIDATION. The Company shall not consolidate with or merge into, or transfer or lease all or substantially all of its assets, whether in a single transaction or series of related transactions to any Person unless (i) such other Person is a corporation organized under the laws of the United States, any State thereof or the District of Columbia and such Person assumes by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the Company’s obligations under the Indenture and the Notes, including the conversion rights; (ii) immediately after giving effect to the transaction, no Default or Event of Default shall exist; and (iii) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with the Indenture and the Notes.

13. AMENDMENTS, SUPPLEMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent or vote of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default may be waived with the consent or vote of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the Indenture or the Notes may be amended or supplemented to cure any ambiguity or inconsistency, to comply with Sections 6.1 and 12.11 of the Indenture, to make any changes or modifications to the Indenture necessary in connection with the registration of the Notes under the Securities Act and the qualification of the Indenture under the TIA, to secure the obligations of the Company in respect of the Notes, or to add to covenants of the Company described in the Indenture for the benefit of Holders or to surrender any right or power conferred upon the Company.

14. DEFAULTS AND REMEDIES. An Event of Default includes the occurrence of any of the following: default in payment of principal at maturity, upon redemption or exercise of a repurchase right or otherwise; default for 30 days in payment of interest or other amounts due; failure by the Company for 60 days after notice to it to comply with any of its other agreements in the Indenture or the Notes; certain payment defaults or the acceleration of other indebtedness of the Company or its Subsidiaries; certain events of bankruptcy or insolvency involving the Company or any of the Company’s Significant Subsidiaries; and failure to provide notice upon a change of control. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all the Notes to be due and payable immediately, except as provided in the Indenture. If an Event of Default specified in Sections 4.1(e) or (f) of the Indenture with respect to the Company occurs, the principal of and accrued interest on all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment) if it determines that withholding notice is in the interests of the Holders. The Company must furnish an annual compliance certificate to the Trustee.

15. REGISTRATION RIGHTS. The Holders are entitled to registration rights as set forth in the Registration Rights Agreement (as defined in the Indenture and attached thereto). The Holders shall be entitled to receive liquidated damages in certain circumstances, all as set forth in the Registration Rights Agreement.

16. TRUSTEE DEALINGS WITH THE COMPANY. The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

17. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee or shareholder, as such, of the Company shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

18. AUTHENTICATION. This Notes shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

19. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

THE COMPANY WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:

aQuantive, Inc.

821 Second Avenue, 18th Floor

Seattle, Washington 98104

Facsimile: (206) 816-8502

Attention: General Counsel

FORM OF ASSIGNMENT

I or we assign to

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

(please print or type name and address)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints                                  Attorney to transfer the Note on the books of the Company with full power of substitution in the premises.

Dated:

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.

Signature Guarantee:

In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the Resale Restriction Termination Date, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with transfer:

[Check One]

(1)              to the Company or any of their respective subsidiaries; or

(2)              pursuant to and in compliance with Rule 144A under the Securities Act; or

(3)              pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(4)              pursuant to an effective registration statement under the Securities Act.

and unless the box below is checked, the undersigned confirms that such Security is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act (an “Affiliate”):

[            ] The transferee is an Affiliate of the Company. (If the Note is transferred to an Affiliate, the restrictive legend must remain on the Note for two years following the date of the transfer).

Unless one of the items is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if item (3) or (4) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Note)
Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:	Signed:
NOTICE: To be executed by an executive officer

CONVERSION NOTICE

To convert this Note into Common Stock of the Company, check the box: [            ]

To convert only part of this Note, state the principal amount to be converted (must be in integral multiples of $1,000):

$

If you want the share certificate made out in another Person’s name, fill in the form below:

(Insert other person’s soc. sec. or tax I.D. no.)

(Print or type other person’s name, address and zip code)

Date:	Signatures:
(Sign exactly as your name(s) appear(s) on the other side of this Note)

Signatures Guaranteed By:
(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

SCHEDULE A

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE(1).

The following exchanges of a part of this Global Notes for an interest in another Global Note or for Notes in certificated form, have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Note	Amount of increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature or authorized signatory of Trustee or Note Custodian

(1) This is included in Global Notes only.